As filed with the Securities and Exchange Commission on April29, 2003
                                            Registration Statement No.333-100144

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      INTERNATIONAL DISPENSING CORPORATION
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3856324
                                   ----------
                      (I.R.S. Employer Identification No.)

          1111 Benfield Blvd., Suite 230, Millersville, Maryland 21108
          -------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                   Amended and Restated 1998 Stock Option Plan
                    Amended and Restated Director Option Plan
                      Non-Plan Options Issued to Directors
              Common Stock Purchase Warrants Issued to Consultants
        Consulting Agreement with Clay Marketing & Public Relations, Inc.
        -----------------------------------------------------------------
                              (Full Title of Plans)

                                  Gary Allanson
                      President and Chief Executive Officer
                      International Dispensing Corporation
          1111 Benfield Blvd., Suite 230, Millersville, Maryland 21108
          ------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  410-729-0125
                                  ------------
          (Telephone Number, Including Area Code, of Agent for Service)

            THIS POST-EFFECTIVE AMENDMENT NO. 1 IS BEING FILED TO
            TERMINATE REGISTRATION STATEMENT NO. 333-100144 AND
            THEREBY DEREGISTER ALL SHARES OF COMMON STOCK
            WHICH WERE REGISTERED UNDER THIS
            REGISTRATION STATEMENT AND WHICH HAVE NOT BEEN
            ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Millersville, State of Maryland, on this 29th day of April, 2003.

                                          INTERNATIONAL DISPENSING CORPORATION

                                          By: /s/ Gary Allanson
                                          ------------------------------------
                                          Gary Allanson
                                          President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

      Signature         Titles                                Date
      ---------         ------                                ----

/s/ Gary Allanson       President and                         April 29, 2003
-----------------       Chief Executive Officer
Gary Allanson           (Principal Executive Officer)

/s/ Edwin Tharp         Chief Operating Officer and           April 29, 2003
---------------         Chief Financial Officer
Edwin Tharp             (Chief Financial Officer)

/s/ Gregory Abbott      Director                              April 29, 2003
------------------
Gregory Abbott

/s/ George Kriste       Director                              April 29, 2003
-----------------
George Kriste

/s/ Frank Carillo       Director                              April 29, 2003
-----------------
Frank Carillo

/s/ William Hudson      Director                              April 29, 2003
------------------
William Hudson

/s/ Lynn Brown          Director                              April 29, 2003
--------------
Lynn Brown